10-K
Exhibit 32.1
March 21, 2022
Via EDGAR
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)
Ladies and Gentlemen:
In connection with the Annual Report of Chesapeake Granite Wash Trust (the “Trust”) on Form 10-K for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:
(1)    The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operation of the Trust.
The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and is not being filed as part of the Annual Report or as a separate disclosure document. In giving the foregoing certifications, the undersigned has relied to the extent she considers reasonable on information provided to her by the Administrative Servicer.

The Bank of New York Mellon Trust Company, N.A. Trustee for Chesapeake Granite Wash Trust
By:	/s/ Sarah Newell
Sarah Newell Vice President